UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458
(Address of Principal Executive Offices) (Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.01.  Completion of Acquisition or Disposition of Assets.

TA Transaction

On January 31, 2007, Hospitality Properties Trust (hereinafter referred to as “HPT”, “we”, “our” or “us”), completed our previously reported acquisition of TravelCenters of America, Inc., or TravelCenters, pursuant to the Agreement and Plan of Merger dated as of September 15, 2006, as amended, among TravelCenters, us, one of our subsidiaries and Oak Hill Capital Partners, L.P., solely in its capacity as the representative for the stockholders of TravelCenters.  Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders in a spin off transaction.  The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction are collectively referred to herein as the TA Transaction.  The TA Transaction is more fully described in our Current Report on Form 8-K dated December 12, 2006, as amended, which we refer to below as our December 12 Current Report.

The total consideration we paid to acquire TravelCenters was approximately $1.9 billion.  The cash purchase price was funded from the approximately $626.9 million net proceeds from our issuance of 13.8 million common shares of beneficial interest in December 2006 and January 2007 and from the borrowings under our credit facility described below in Item 2.03 of this Current Report (which description is incorporated by reference into this Item).

Prior to the TA Transaction, TravelCenters operated a network of 163 travel centers that offer various hospitality and fuel services to professional truck drivers and motorists primarily along the U.S. interstate highway system, including 162 locations in 40 states in the U.S. and one in Ontario, Canada.  The assets we now own as a result of the TA Transaction consist principally of real property.  These travel centers are more fully described in Part B of Item 8.01 of our December 12 Current Report under the caption “The TravelCenters Business — Properties”, and we incorporate that description by reference in this Current Report.  We have leased these travel centers to a subsidiary of TA pursuant to the lease described below.  The assets of TravelCenters which we do not own are owned by TA as a result of the TA Transaction.

The merger agreement relating to our acquisition of TravelCenters is filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K dated September 20, 2006 and is incorporated by reference as an exhibit to this Current Report.  An amendment to the merger agreement is filed as an exhibit to this Current Report.  If you want more information about the merger agreement, you should read the entire merger agreement, as amended.  You should note, however, that the merger agreement is not intended as a document for investors to obtain factual information about TA, TravelCenters, us or any other party.  For that information you should refer to the information contained in this Current Report or other filings we make under the Securities Exchange Act of 1934, as amended, or the final prospectus relating to our spin off of TA.  Representations or statements of facts in the merger agreement may be qualified by schedules or materiality modifiers and generally did not survive the closing of the merger.  They may, in whole or in part, be provided for the purpose of the parties’ confirming certain diligence matters or represent a negotiated allocation of risk among parties.

Representations or statements of facts contained in the merger agreement are not, and should not be construed as, representations by us to any investor or potential investor.

As a part of the restructuring of TravelCenters which occurred in connection with the TA Transaction, on January 31, 2007:

•                  TravelCenters became a subsidiary of our subsidiary, TA;

•                  certain real property interests of 146 travel centers that were operated by TravelCenters and all trademarks, tradenames and certain other assets used in connection with the travel center business were transferred to subsidiaries of ours that were not owned by TA;

•                  TA became the owner of all of the working capital of TravelCenters, including current assets (primarily consisting of cash, receivables and inventory) net of current liabilities (primarily consisting of trade payables and accrued liabilities);

•                  we contributed cash to TA so that the sum of its current assets, net of current liabilities, was $200 million;

•                  TA became the owner of one travel center in Ontario, Canada, the operator of two travel centers leased from owners other than us, the manager of one travel center for an owner other than us, the franchisor of 13 travel centers owned and operated by third parties and the owner of certain other assets historically owned and used by TravelCenters;

•                  we entered into a lease of the 146 travel centers we acquired and certain related assets to TA pursuant to the lease described below; and

•                  TA commenced operating the travel center business formerly conducted by TravelCenters.

After giving effect to this restructuring, on January 31, 2007, we distributed all of the shares of TA to our common shareholders of record on January 26, 2007.  Shareholders were entitled to receive one TA common share for every ten of our common shares owned on the record date, and fractional shares were issued as necessary.  TA’s common shares are listed on the American Stock Exchange under the symbol “TA”.

Transaction Agreement

In connection with the TA Transaction, we entered into a transaction agreement effective as of January 29, 2007, with TA and our manager, Reit Management & Research LLC, or Reit Management.  The transaction agreement provided for certain of the steps in the restructuring of the TravelCenters business and the spin off described above.  In addition, under this agreement:

•                  TA entered into a management and shared services agreement with Reit Management;

•                  TA granted to us a right of first refusal to purchase, lease, mortgage or otherwise finance any interest it owns or acquires in a travel center before it is sold, leased, mortgaged or otherwise financed with another party; and

•                  TA agreed to indemnify us for liabilities relating to its business and operations for periods before and after the spin off and for liabilities relating to the ownership and operation of the leased travel centers which arise during the term of the lease described below.

Lease

Two of our subsidiaries entered into an agreement with a subsidiary of TA pursuant to which we lease certain real property interests of 146 travel centers that are operated by TA and all trademarks, tradenames and certain other assets used in connection with TA’s existing business.  The lease became effective on January 31, 2007.  TA and certain of its other subsidiaries have guaranteed the tenant’s lease obligations.  The following is a summary of material terms of this lease.

Minimum Rent.  The lease requires TA to pay minimum rent to us as follows:

Lease Year	Annual Rent (000s)	Per Month (000s)
1	$153,500	$12,792
2	157,000	13,083
3	161,000	13,417
4	165,000	13,750
5	170,000	14,167
Thereafter	175,000	14,583

In addition, minimum rent may increase if we fund or reimburse the cost of renovations, improvements and equipment related to the leased travel centers as described below.

Percentage Rent.  Starting in 2012, the lease requires TA to pay us additional rent with respect to each lease year in an amount equal to three percent (3%) of increases in non-fuel gross revenues and three tenths of one percent (0.3%) of increases in gross fuel revenues at each leased travel center over 2011 gross revenue amounts.  Percentage rent attributable to fuel sales is subject to a maximum each year calculated by reference to changes in the consumer price index.

Operating Costs.  The lease is a “triple net” lease, which requires TA to pay all costs incurred in the operation of the leased travel centers, including personnel, utilities, inventories, service to customers, insurance, real estate and personal property taxes and certain ground lease payments, if any.

Improvements.  We have agreed to provide up to $25 million of funding annually for the first five years of the lease for certain specified improvements to the leased travel centers.  This funding is cumulative, meaning if some portion of the $25 million is not spent in one year it may be drawn by TA from us in subsequent years until December 31, 2015.  All improvements will be owned by us.  There is no adjustment in our minimum rent as we fund these amounts.

Maintenance and Alterations.  Except for our commitment to fund up to $125 million as described above, TA is required to maintain, at its expense, the leased travel centers in good order and repair, including structural and non-structural components.  TA may request that we fund amounts for renovations, improvements and equipment at the leased travel centers, in addition to the $125 million described above, in return for minimum annual rent increases according to a formula; generally, the amount we fund times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%.

Term.  The term of the lease expires on December 31, 2022.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

In connection with the TA Transaction, we borrowed $1.4 billion on January 31, 2007, under our interim loan agreement with Merrill Lynch Capital Corporation, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger and Lead Bookrunner, and the additional agents and financial institutions signatory thereto.  The interim loan agreement permits only a single borrowing, and the stated maturity date of the borrowing is 364 days after the January 31, 2007, effective date of the interim loan agreement.  Interest on the outstanding amount of that borrowing is computed at LIBOR plus a spread of 70 basis points, subject to adjustment based on changes to our credit ratings.  The initial annual interest rate was 6.02%.  Other terms of the interim loan agreement and of borrowings under that agreement are described in our Current Report on Form 8-K dated January 22, 2007, which description is incorporated by reference into this Current Report.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired
(b)           Pro Forma Financial Information

Financial statements and pro forma financial information required by Items 9(a) and (b) of Form 8-K in connection with the matters reported in Item 2.01 above are omitted pursuant to General Instruction B.3 to Form 8-K.  Such financial statements and pro forma financial information has been previously reported in Item 9.01 of the December 12 Current Report.

(d)           Exhibits.

The Company hereby files the following exhibits:

2.1                               Agreement and Plan of Merger, dated September 15, 2006, among TravelCenters of America, Inc., Hospitality Properties Trust, HPT TA Merger Sub Inc. and Oak Hill Capital Partners, L.P.  (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K dated September 20, 2006).

2.2                                 Amendment No. 1, dated as of January 30, 2007, to the Agreement and Plan of Merger among TravelCenters of America, Inc., Hospitality Properties Trust, HPT TA Merger Sub Inc. and Oak Hill Capital Partners, L.P.  (Filed herewith).

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  THESE FORWARD LOOKING STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS CURRENT REPORT FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT HPT EXPECTS TO RECEIVE CERTAIN MINIMUM RENT FROM THE LEASE WITH TA.  TA MAY BECOME UNABLE TO PAY ITS CONTRACTUAL RENT OBLIGATIONS BECAUSE THE LEASED PROPERTIES DO NOT PRODUCE THE EXPECTED INCOME OR FOR OTHER REASONS.

OTHER RISKS COULD HAVE AN ADVERSE EFFECT ON US, AS DESCRIBED MORE FULLY IN THE PORTIONS TITLED “RISK FACTORS” OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2006 AND OUR CURRENT REPORT ON FORM 8-K DATED DECEMBER 12, 2006, AS AMENDED.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.